SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 7, 2003
(Date of earliest event reported)

NII HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32421	91-1671412
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

10700 Parkridge Boulevard, Suite 600
Reston, Virginia	20191
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:
(703) 390-5100

Item 5.      Other Events and Regulation FD Information.

     We have disclosed financial information with respect to our four reportable segments (Mexico, Brazil, Peru and Argentina), including a consolidation of the earnings for these segments, in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual report on Form 10-K for the year ended December 31, 2002 and our quarterly report on Form 10-Q for the quarter ended March 31, 2003. We have also disclosed the average monthly revenues per handset/unit on a consolidated basis and for each segment in our 2002 annual report on Form 10-K. The following information presents a reconciliation of this financial information to measurements under accounting principles generally accepted in the United States.

Consolidated Segment Earnings (Losses)

     Under Statement of Financial Accounting Standards No. 131, “Segment Reporting,” we evaluate performance of our segments and provide resources to them based on their segment earnings (losses). We define segment earnings (losses) as income (loss) before interest, taxes, depreciation and amortization, foreign currency transaction losses (gains), net and other charges, such as reorganization items and impairment, restructuring and other charges. We do not allocate any corporate overhead costs to our reportable segments because these expenses are not provided to or used by the chief operating decision maker in evaluating the performance of these segments. Consolidated segment earnings (losses) represents total segment earnings (losses) after eliminating any intersegment transactions. However, consolidated segment earnings (losses) is not a measurement under accounting principles generally accepted in the United States. We believe that consolidated segment earnings (losses) provides useful information because it is an indicator of operating performance, especially in a capital intensive industry such as ours since it excludes items that are not directly attributable to ongoing business operations. Consolidated segment earnings (losses) can be reconciled to our consolidated statements of operations for the three months ended March 31, 2003, the three months ended March 31, 2002, the two months ended December 31, 2002, the ten months ended October 31, 2002, the combined period ended December 31, 2002 and the years ended December 31, 2001 and 2000 as follows:

	Successor	Predecessor	Successor	Predecessor		Predecessor	Predecessor
	Company	Company	Company	Company	For the	Company	Company
	For the Three	For the Three	For the Two	For the Ten	Combined	For the Year	For the Year
	Months Ended	Months Ended	Months Ended	Months Ended	Period Ended	Ended	Ended
	March 31,	March 31,	December 31,	October 31,	December 31,	December 31,	December 31,
	2003	2002	2002	2002	2002	2001	2000

	(in thousands)
Consolidated segment earnings (losses)	$57,250	$25,892	$47,297	$122,174	$169,471	$(87,769)	$(129,676)
Consolidated impairment, restructuring and other charges	—	(5,222)	—	(15,808)	(15,808)	(1,581,164)	—

Consolidated operating income before depreciation and amortization	57,250	20,670	47,297	106,366	153,663	(1,668,960)	(129,676)
Consolidated depreciation and amortization	(18,113)	(17,312)	(11,075)	(64,977)	(76,052)	(218,562)	(153,042)

Consolidated operating income (loss)	$39,137	$3,358	$36,222	$41,389	$77,611	$(1,887,495)	$(282,718)

Average Monthly Revenue per Handset/ Unit

      Average monthly revenue per handset/unit in service, or ARPU, is an industry term that measures service revenues per month from our customers divided by the weighted average number of handsets in commercial service during that month. ARPU is not a measurement under accounting principles generally accepted in the United States and may not be similar to ARPU measures of other companies. We believe that ARPU provides useful information concerning the appeal of our rate plans and service offerings and our performance in attracting and retaining high value customers. Other revenue includes revenues for such services as roaming, service and repair, cancellation fees, analog and other. The following table presents ARPU for the combined period ended December 31, 2002 and the year ended December 31, 2001 on a consolidated basis and by operating company:

		Predecessor
	Combined	Company
	Period Ended	Year Ended
	December 31,	December 31,
	2002	2001
Country	(unaudited)	(unaudited)

Consolidated	$50	$53
Mexico	78	73
Brazil	31	33
Peru	54	58
Argentina	29	61

ARPU can be calculated and reconciled to our consolidated statement of operations as follows:

a.	Consolidated

		Predecessor
	Combined	Company
	Period Ended	Year Ended
	December 31,	December 31,
	2002	2001
	(unaudited)	(unaudited)

	(in thousands, except ARPU)
Digital service and other revenues	$747,965	$634,735
Less: analog revenues	(10,686)	(16,607)
Less: other revenues	(23,307)	(15,364)

Total subscriber revenues	$713,972	$602,764

ARPU calculated with subscriber revenues	$50	$53

ARPU calculated with digital service and other revenues	$53	$56

b.	Mexico

		Predecessor
	Combined	Company
	Period Ended	Year Ended
	December 31,	December 31,
	2002	2001
	(unaudited)	(unaudited)

	(in thousands, except ARPU)
Digital service and other revenues	$432,263	$280,254
Less: analog revenues	(5,740)	(8,592)
Less: other revenues	(11,794)	(5,703)

Total subscriber revenues	$414,729	$265,959

ARPU calculated with subscriber revenues	$78	$73

ARPU calculated with digital service and other revenues	$81	$77

c.	Brazil

		Predecessor
	Combined	Company
	Period Ended	Year Ended
	December 31,	December 31,
	2002	2001
	(unaudited)	(unaudited)

	(in thousands, except ARPU)
Digital service and other revenues	$162,525	$159,844
Less: analog revenues	(2,856)	(4,368)
Less: other revenues	(3,403)	(2,208)

Total subscriber revenues	$156,266	$153,268

ARPU calculated with subscriber revenues	$31	$33

ARPU calculated with digital service and other revenues	$32	$34

d.	Peru

		Predecessor
	Combined	Company
	Period Ended	Year Ended
	December 31,	December 31,
	2002	2001
	(unaudited)	(unaudited)

	(in thousands, except ARPU)
Digital service and other revenues	$80,901	$63,573
Less: analog revenues	(550)	(1,322)
Less: other revenues	(3,569)	(1,526)

Total subscriber revenues	$76,782	$60,724

ARPU calculated with subscriber revenues	$54	$58

ARPU calculated with digital service and other revenues	$56	$61

e.	Argentina

		Predecessor
	Combined	Company
	Period Ended	Year Ended
	December 31,	December 31,
	2002	2001
	(unaudited)	(unaudited)

	(in thousands, except ARPU)
Digital service and other revenues	$71,202	$129,364
Less: analog revenues	—	(325)
Less: other revenues	(5,033)	(6,226)

Total subscriber revenues	$66,169	$122,813

ARPU calculated with subscriber revenues	$29	$61

ARPU calculated with digital service and other revenues	$31	$65

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC. (Registrant)

Date:	August 7, 2003	By:	/s/ Robert J. Gilker
Robert J. Gilker Vice President and General Counsel